EXHIBIT 4.13


    THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE. THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE RESTRICTIONS SET FORTH IN ARTICLE 3 HEREOF, AND NO TRANSFER OF THIS
       WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND
             CONDITIONS OF ARTICLE 3 HEREOF HAVE BEEN COMPLIED WITH.

Warrant No. 1
                                     WARRANT

                           To Purchase Common Stock of

                          CARDIAC CONTROL SYSTEMS, INC.

     This is to certify that, for value received, GREENBERG TRAURIG, P.A., (together with its successors and permitted assigns, "Holder"), is entitled to purchase from Cardiac Control Systems, Inc., a Delaware corporation (the "Company"), at any time or from time to time prior to 5 P.M. local time at the place where the Warrant Office hereinafter referred to is located on or before July 31, 2003, 35,000 duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $.10 per share, of the Company ("Common Stock"), at the Current Warrant Price (as hereinafter defined) in lawful money of the United States of America. The purchase price hereunder at any time of a single share of Common Stock is referred to herein as the "Current Warrant Price". Initially, and until adjustment in the manner hereinafter provided, the Current Warrant Price with respect to such 35,000 shares shall be $.375 per share, which is the average of the bid and asked price of the Common Stock as of the close of business on July 31, 1998; PROVIDED, HOWEVER, that the Current Warrant Price for additional shares hereunder shall depend on the date upon which the right to purchase such shares of Common Stock was granted, as hereinafter set forth. In the event that any amount owed under that certain Promissory Note in the principal amount of $199,000 of even date herewith made by the Company in favor of Holder; (the "Note"), or any extension, amendment or modification thereof, shall be outstanding on August 31, 1998, or on the last day of any month thereafter, the Company hereby grants to Holder the right to purchase an additional 35,000 shares of Common Stock hereunder upon such date and upon the last day of each month thereafter that any such amount owed under the Note, or any extension, amendment, or modification thereof, shall be outstanding. Each such additional grant of rights to purchase Common Stock shall expire five (5) years from the date of such grant and shall be exercisable at a price per share of Common Stock equal to the average of the bid and asked price of Common Stock (or of the common stock of any successor corporation to the Company, including, without limitation, the common stock, par value $.10 per share, ("CTG Common Stock") of Catheter Technologies Group, Inc., ("CTG") which shall be exchanged on a one for one basis with the Common Stock pursuant to a restructuring of the Company as a wholly-owned subsidiary of CTG) as of the close of business on the date of such additional grant. In the event that any warrants are issued on a day on which trading in the Common Stock does not occur, the Current Warrant Price with respect to the Common Stock issuable pursuant to such warrants shall be determined based on the average of the bid and asked price of the Common Stock as of the last trade. All references to Common Stock hereunder shall be deemed to include the CTG Common Stock, after the restructuring and all references to the Company shall be deemed to include CTG, after the restructuring. The number of shares of Common Stock purchasable hereunder and the Current Warrant Price are subject to adjustment from time to time in the manner provided in Article 4 below. Certain terms in this Warrant are defined in Article 5 below.

                                    ARTICLE 1
                              EXERCISE OF WARRANTS

      SECTION 1.1. METHOD OF EXERCISE. Subject to the provisions of Article 3 below, to exercise this Warrant in whole or in part, the holder hereof shall deliver to the Company at the Warrant Office designated pursuant to Section 2.1:
(i) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased and the nature of payment, whether by check or by this Warrant (pursuant to Section 1.4) or by a combination thereof; (ii) a certified or official bank check or attorneys' check payable to the order of the Company and/or a cancellation of a number of warrants (pursuant to Section 1.4) (and/or any other form of consideration which the Company and the holder hereof may have agreed to accept in payment of the Current Warrant Price) in the aggregate equal to the aggregate Current Warrant Price of the number of shares of Common Stock being purchased; and (iii) this Warrant. The Company shall as promptly as practicable, and in any event within 7 days after receipt by the Company of such notice, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The stock certificate or certificates so delivered shall be in the denomination as may be specified in said notice and shall be issued in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the consideration specified for such shares is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates and new Warrants, except that, in case such stock certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates or new Warrants shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above or promptly upon receipt of a written request of the Company for payment of the same.

      SECTION 1.2. WARRANT SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a securities exchange, shall be duly listed thereon, subject to registration under the Securities Exchange Act of 1934, as amended.

      Section 1.3. NO FRACTIONAL SHARES TO BE ISSUED, The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Current Market Price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

      SECTION 1.4. PAYMENT OF CURRENT WARRANT PRICE WITH WARRANTS. Upon any exercise of this Warrant as provided in Section 1.1, the holder hereof may, in lieu of payment of the Current Warrant Price in cash, surrender this Warrant (or any successor hereto or fraction hereof) (valued for such purpose at the Current Market Price of the underlying Common Stock for which such Warrant is exercisable on the date of such exercise less the Current Warrant Price then in effect) and apply all or a portion of the amount so determined to the payment of the Current Warrant Price for the number of shares of Common Stock being purchased.

      SECTION 1.5. LEGEND ON WARRANT SHARES. Each certificate for shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the laws of any state and may not be sold or otherwise transferred except pursuant to an effective registration statement or an available exemption therefrom."

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of: (i) a public distribution pursuant to a registration statement; or (ii) an exempt sale pursuant to Rule 144 or Rule 144A under the Act of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof as shall be reasonably acceptable to the Company, the securities represented thereby need no longer be subject to the restrictions contained in Article 3 below. The provisions of Article 3 below shall be binding upon all subsequent holders of this Warrant.

      SECTION 1.6. ACKNOWLEDGMENT OF CONTINUING OBLIGATIONS. The Company will, at the time of any exercise of this Warrant in whole or in part, upon request of the holder hereof, acknowledge in writing its then continuing obligation to such holder in respect of any rights pursuant to this Warrant (including, without limitation, any right to registration, if any, of the shares of Common Stock issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with this Warrant; PROVIDED, HOWEVER, that the failure of such holder to make any such request shall not affect the continuing obligation of the Company to such holder in respect of such rights.

                                    ARTICLE 2
                            WARRANT OFFICE; TRANSFER,
                       DIVISION OR COMBINATION OF WARRANTS

      SECTION 2.1. WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 3 Commerce Boulevard, Palm Coast, Florida 32164, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the Warrantholders.

      SECTION 2.2. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article 2.

      SECTION 2.3. TRANSFER OF WARRANTS. The Company agrees to maintain books at the Warrant Office for the registration and transfer of the Warrants, and, subject to the provisions of Article 3 below, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

      SECTION 2.4. DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 2.3 above as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice; PROVIDED, that no holder of this Warrant may divide the Warrant into a Warrant exercisable into less than 1,000 shares of Common Stock.

      SECTION 2.5. EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of any Warrant hereunder.

                                    ARTICLE 3
                            RESTRICTIONS ON EXERCISE
                        AND TRANSFER; REGISTRATION RIGHTS

      SECTION 3.1. RESTRICTIONS ON EXERCISE AND TRANSFER. The holder of this Warrant, as of the date of issuance hereof, represents to the Company that it is not acquiring the Warrants with a view to the distribution thereof. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Article 3, which conditions are intended, among other things, to insure compliance with the provisions of the Act and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The holder of this Warrant, by its acceptance hereof, agrees that it will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of such holder's counsel reasonably satisfactory to the Company (as such opinion and such counsel are described in Section 3.2 below) or until registration of such Warrant Shares under the Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 or Rule 144A under the Act; PROVIDED, HOWEVER, that such holder may freely transfer this Warrant or such Warrant Shares (without delivery to the Company of an opinion of counsel) (w) to one of its nominees, (x) to a pension or profit-sharing fund established and maintained for its employees, (y) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Warrant Shares, or (z) to a qualified institutional buyer as defined by the rules promulgated under the federal securities laws so long as such transfer is effected in compliance with Rule 144A under the Act.

      SECTION 3.2. NOTICE OF INTENTION TO TRANSFER; OPINION OF COUNSEL. The holder of this Warrant, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by Section 3.1 above or pursuant to a registration under the Act), such holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of counsel for such holder as shall be reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Act or applicable state law. Upon delivery of such notice and opinion to the Company, the holder of this Warrant or such Warrant Shares shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice delivered by such holder to the Company; PROVIDED, HOWEVER, that if such method of disposition would, in the opinion of such counsel, require that the Company take any reasonable action and/or execute and file with the Commission and/or any state securities authority with jurisdiction and/or deliver to the Warrantholder or any other person any form or document (other than a registration statement under the Act or under any state securities laws or any information requirements pursuant to Regulation D) in order to establish the entitlement of the holder of this Warrant ("Warrantholder") to take advantage of such method of disposition, the Company agrees promptly, at its expense, to take any such action and/or execute and file and/or deliver any such form or document; and, PROVIDED, FURTHER, that the Company will reimburse such holder in full for the reasonable fees and disbursements of such counsel incurred by such holder or on its behalf in connection with such transfer of this Warrant and/or such Warrant Shares and/or the obtaining of an opinion pursuant to this Section 3.2.

      SECTION 3.3. "PIGGYBACK REGISTRATIONS".

           (a) If the Company at any time prior to the expiration of the Warrants, proposes to register any of its equity securities (as defined in the Act), other than securities which are convertible into shares of Common Stock, under the Act on Forms S-1, S-2, S-3 or SB-1, or SB-2 (but not Form S-4 or S-8) or on any other form upon which may be registered securities similar to the Warrant Shares, it will at each such time give written notice at least 30 days prior to the filing of the registration statement to all Warrantholders of its intention so to do. Such notice shall specify the proposed date of the filing of the registration statement and advise each Warrantholder of its right to participate therein. Upon the written request of any Warrantholder given prior to the proposed date of filing set forth in such notice, the Company will cause each Warrant Share which the Company has been requested to register by such Warrantholder to be registered under the Act, all to the extent requisite to permit the sale or other disposition by such Warrantholder of the Warrant Shares so registered.

           (b) If, in the written opinion of the underwriter or underwriters managing the public offering which is the subject of a registration pursuant to
Section 3.3(a) above (or in the event that such distribution shall not be underwritten, in the written opinion of an investment banking firm of recognized standing satisfactory to the Warrantholders), the total amount of the securities to be so registered, when added to the total amount of Warrant Shares which the Warrantholders have requested to be registered pursuant to Section 3.3(a) above, will exceed the maximum amount of securities of the Company which can be marketed: (i) at a price reasonably related to their then current market value; or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall have the right to exclude from such registration such number of Warrant Shares which it would otherwise be required to register pursuant to Section 3.3(a) above as is necessary to reduce the total amount of securities to be so registered to the maximum amount of securities which can be so marketed; PROVIDED, HOWEVER, that if the securities (other than the Warrant Shares) to be so registered for sale are to be offered for the account of the Company and others, the Company may only cut back Warrant Shares pro rata with the securities held by such other persons (it being agreed that in the case where such registration is to be effected as a result of the exercise by a holder of the Company's securities of such holder's right to cause such securities to be so registered, such pro rata cut back shall include the Company).

      SECTION 3.4. COMPANY'S OBLIGATIONS IN REGISTRATION. If and whenever the Company is obligated by the provisions of this Article 3 to effect the registration of any Warrant Shares under the Act, as expeditiously as possible the Company will:

           (a) as expeditiously prepare and file with the Commission a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to become and remain effective during the period required for the distribution of the securities covered by the registration statement; PROVIDED, HOWEVER, that in the event that the Warrant Shares covered by such registration statement are not to be sold to or through underwriters acting for the Company, the Company shall not be required to keep such registration statement in effect, or to prepare and file any amendments or supplements thereto, after the expiration of six months following the date on which such registration statement becomes effective under the Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Warrant Shares so registered;

           (b) as expeditiously as possible, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement, whenever the Warrantholders for whom such Warrant Shares are registered or are to be registered shall desire to dispose of the same, subject, however to the proviso contained in Section 3.4(a) above; PROVIDED, HOWEVER, that in any event the Company's obligations under this Section 3.4(b) shall terminate 90 days after the effective date of any such registration statement if none of the Warrant Shares registered thereunder shall have been sold;

           (c) as expeditiously as possible, furnish to the Warrantholders for whom such Warrant Shares are registered or are to be registered and to any underwriter or underwriters such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Warrantholders may reasonably request in order to facilitate the disposition of such Warrant Shares;

           (d) use its reasonable efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Warrantholders for whom such Warrant Shares are registered or are to be registered shall reasonably request, and do any and all other reasonable acts and things to so register or qualify which may be necessary or advisable to enable such Warrantholders to consummate the disposition in such jurisdictions of such Warrant Shares;

      SECTION 3.5. PAYMENT OF REGISTRATION EXPENSES. The costs and expenses of all registrations under the Act and of all other actions which the Company is required to take or effect pursuant to this Article 3 shall be paid for by the Company (including, without limitation, all registration, qualification and filing fees, printing expenses, expenses of distributing prospectuses and other documents, fees and disbursements of counsel and accountants for the Company, and expenses of any special audits incident to or required in connection with any such registration hereof, but excluding the fees and disbursements of special counsel for the Warrantholders, any consultants retained by the Warrantholders and underwriters' or brokers' discounts or commissions applicable to the Warrant Shares).

      SECTION 3.6. INFORMATION FROM WARRANTHOLDERS. Notices and requests delivered by Warrantholders to the Company pursuant to this Article 3 shall contain such information regarding the Warrant Shares and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken.

      SECTION 3.7. COMPANY'S INDEMNIFICATION. In the event of any registration under the Act of any Warrant Shares pursuant to this Article 3, the Company hereby agrees to indemnify and hold harmless each Warrantholder disposing of such Warrant Shares and each other person, if any, who controls such Warrantholder within the meaning of Section 15 of the Act and each other person (including underwriters) who participates in the offering of such Warrant Shares against any losses, claims, damages or liabilities, joint or several, to which such Warrantholder or controlling person or participating person may become subject under the Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Warrantholder and each such controlling person or participating person for any legal or any other expenses incurred by such Warrantholder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon: (a) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Warrantholder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof; or (b) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to such Warrantholder and such Warrantholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Warrant Shares to the person asserting such loss, claim, damage, liability or expense.

      SECTION 3.8. WARRANTHOLDER'S INDEMNIFICATIONS. If the Company so requests, each Warrantholder for whom Warrant Shares are to be so registered shall execute an agreement or agreements, whereby such Warrantholder agrees to indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of Section 15 of the Act in respect of such registration statement and each other person, if any, which controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such other person or such person controlling the Company may become subject under the Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceeding in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information with respect to such persons so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

      SECTION 3.9. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will: (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (b) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.9 with respect to such indemnified party, except to the extent that the indemnifying party is actually prejudiced by such failure. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim against the indemnified party, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

      If for any reason the indemnification provided for in the preceding Sections 3.7 and 3.8 above is unavailable to an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

      SECTION 3.10. PUBLIC INFORMATION. The Company covenants and agrees that if and so long as the Common Stock shall be registered under Section 12 of the Exchange Act, at any time when any Warrantholder so entitled desires to make sales of any Warrant Shares in reliance on Rule 144 or Rule 144A under the Act either: (i) there will be available adequate current public information with respect to the Company as required by said Rules; or (ii) if such information is not available the Company will use its best efforts to make such information available without delay. Without limiting the foregoing, after the time of any such registration the Company will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Warrantholder so requesting a written statement that the Company has complied with all such reporting requirements.

      SECTION 3.11. NO CONFLICTING REGISTRATION RIGHTS. The Company covenants and agrees that if and so long as any Warrants or any Warrant Shares shall remain outstanding and the holders thereof shall have any rights under this
Article 3, it will not enter into any agreement with any person creating any rights with respect to any shares of Common Stock or any other security in conflict with or inconsistent with any rights retained by any holder of Warrants or Warrant Shares pursuant to this Article 3.

                                    ARTICLE 4
                            ANTI-DILUTION PROVISIONS

      SECTION 4.1. ADJUSTMENT OF CURRENT WARRANT PRICE AND NUMBER OF SHARES PURCHASABLE. The Current Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time as hereinafter provided in this Article 4. Upon each adjustment of the Current Warrant Price, the holder of this Warrant shall thereafter be entitled to purchase at the Current Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest whole share) of Common Stock calculated by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.

      SECTION 4.2. EFFECT OF "SPLIT-UPS" AND STOCK DIVIDENDS. In case at any time or from time to time the Company shall subdivide or combine as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater or lesser number of shares of Common Stock, with or without par value, the Current Warrant Price shall be reduced or increased (as applicable) proportionately. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. Upon any such adjustment, the number of shares shall be rounded upward to the nearest whole share.

      SECTION 4.3. EFFECT OF MERGER OR CONSOLIDATION. In case the Company shall, while this Warrant remains outstanding, enter into any consolidation with or merger into any other

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corporation wherein the Company is not the surviving corporation, or wherein securities of a corporation other than the Company are distributable to holders of Common Stock, or sell or convey its property as an entirety or substantially as an entirety followed by distribution of any or all of the proceeds thereof to shareholders, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities or property shall be issuable or deliverable in exchange for the Common Stock, then, as a condition of such consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased by exercise of this Warrant immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of Warrants, to the end that all the provisions of the Warrants (including the provisions of this Article 4) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or purchasing such assets shall assume by written instrument, executed and mailed or delivered to each holder of Warrants, the obligation to deliver to such holder such shares of stock or other securities or property as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, which instrument shall contain the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

      SECTION 4.4. EFFECT OF CERTAIN DIVIDENDS. Except as provided in Section
4.3 above, in case on any date the Company makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets of the Company (excluding rights, warrants or options to purchase shares of Common Stock which are exercisable only for 45 days after such date), the Company shall pay the distribution that would be payable to holders of the Warrants if the Warrant Shares had been outstanding as of the record date (the "Distribution") to an escrow holder who shall be a national banking institution to hold in escrow (together with proceeds from the distribution). Any Distribution or proceeds which is cash will be invested by the escrow holder in commercial paper rated in one of the two highest rating categories by both Moody's Investor Services and Standard & Poor's Corporation and the interest will accrue to the benefit of the holder of the Warrants. Upon any exercise of the Warrants, the escrow holder will distribute any amounts held in escrow relating to the exercised Warrants together with the proceeds therefrom

(including interest) to the holder of the Warrant. If one or more Warrants terminates, the escrow holder will distribute to the Company any amounts held in escrow relating to the terminated Warrants together with the proceeds therefrom (including interest). Payments of amounts held in escrow to the holders of the Warrants shall not be subject to restriction by agreement or operation of law except as provided in this Section 4.4.

      SECTION 4.5. REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Section 4.2 above) while this Warrant remains outstanding, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification. In case of any such capital reorganization or reclassification, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of Warrants, to the end that all the provisions of the Warrants (including the provisions of this Article 4) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants.

      SECTION 4.6. STATEMENT OF ADJUSTMENT. Upon each adjustment of the Current Warrant Price and the number of shares of Common Stock purchasable hereunder, and in the event of any change in the rights of the holder of this Warrant by reason of other events herein set forth, then and in each such case the Company will promptly prepare a schedule setting forth the adjusted Current Warrant Price and the adjusted number of shares purchasable hereunder, or specifying the other shares of stock, other securities or property and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such schedule to the registered holder of this Warrant.

      SECTION 4.7. NOTIFICATIONS BY THE COMPANY. In case at any time the Company proposes:

           (a) to pay any dividend payable in stock (of any class or classes) or make any distribution to the holders of the Common Stock;

           (b) to make an offer for subscription pro rata to the holders of Common Stock of any additional shares of stock of any class or other rights or to grant to the holders of Common Stock generally any rights, warrants or options;

           (c) to effect any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

           (d) to effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more such cases, the Company shall give written notice to the registered holder of this Warrant of the date on which: (i) the transfer books of the Company shall close or a record date shall be taken for such dividend, distribution, subscription rights or grant;
(ii) a record date shall be taken to determine stockholders entitled to notice of and to vote at any meeting of stockholders at which any such proposed reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up is to be considered; or (iii) such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, subscription rights or grant, or shall be entitled to vote on or exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given not less than 30 days and not more than 60 days prior to such date on which the transfer books of the Company shall close or a record date shall be taken or any event shall occur, as the case may be, and such notice may state that any such action will be taken only if certain events specified in such notice (such as the clearing of proxy material by the Commission or an affirmative vote of stockholders) occur prior thereto.

                                    ARTICLE 5
                               CERTAIN DEFINITIONS

      For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

      "ACT": the Securities Act of 1933, as amended from time to time, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "COMMISSION": the Securities and Exchange Commission, or any other federal agency then administering the Act.

      "CURRENT WARRANT PRICE" (per share of Common Stock at any date): the price at which one share of Common Stock may be purchased hereunder at any time; initially the average of the bid and asked price of Common Stock as of the close of trading on the date the Warrant to purchase such Common Stock was issued or if no trading occurred on such date, then the average of the bid and asked price of Common Stock as of the last trade prior to the issuance of such Warrant, it being understood that the Current Warrant Price may vary with respect to different Warrant Shares hereunder depending on the date of issuance of the Warrants. The Current Warrant Price is subject to adjustment from time to time pursuant to Article 4 above.

      "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute, and the rules and regulations of the Commission thereunder.

      "OUTSTANDING": when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article 4 above) at such date, except shares then held in the treasury of the Company.

      "PERSON": an individual, corporation, partnership, joint venture, trust estate, unincorporated organization or government or an agency or political subdivision thereof.

      "TOTAL WARRANTS": the sum of the aggregate number of shares of: (i) Common Stock purchasable by the holder(s) upon exercise of all Warrants then outstanding; and (ii) Warrant Shares which had been issued pursuant to the exercise of Warrants.

      "WARRANT OFFICE": see Section 2.1 above.

      "WARRANT SHARES": the shares of Common Stock purchasable or purchased by the Warrantholders upon the exercise of the Warrants. Unless otherwise expressly stated herein, Warrant Shares shall not include shares of Common Stock purchased upon exercise of a Warrant which have been sold by a Warrantholder pursuant to a registration statement under the Act.

      "WARRANTHOLDER": the registered holder of a Warrant or Warrants or any related Warrant Shares.

      "WARRANTS": the warrants issued by the Company evidencing the right initially to purchase an aggregate of 35,000 shares of Common Stock and all warrants issued in substitution, combination or subdivision of any thereof and all additional warrants issuable hereunder.

                                    ARTICLE 6
                        CERTAIN COVENANTS OF THE COMPANY

      The Company covenants and agrees that

           (a) it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of the Warrants sufficient to enable it at any time to fulfill all its obligations thereunder;

           (b) before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, it will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price;

           (c) if any shares of Common Stock required to be reserved for the purposes of the exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be;

           (d) if and so long as the Common Stock is listed on any national securities exchange (as defined in the Exchange Act), it will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all shares of Common Stock issuable upon the exercise of the Warrants at the time outstanding and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (or any similar statute then in effect) and will maintain such listing of any other securities that at any time are issuable upon exercise of the Warrants if, and at the time that, any securities of the same class shall be listed on such national securities exchange by the Company;

           (e) it will review its stock ledgers, stock transfer books and other corporate records periodically (and not less often than once in each calendar quarter) in order to determine whether any Warrantholder is or shall have become, directly or indirectly, the beneficial owner of more than such percentage of any class of its equity securities (as defined in the Exchange
Act) as shall cause such Warrantholder to be required to make any filings or declarations to the Company, the Commission or any national securities exchange pursuant to the provisions of the Exchange Act or any comparable federal statute, and the Company will give prompt notice to such Warrantholder whenever it shall have determined, upon the basis of the information disclosed by any such review, that such Warrantholder is or has become such a holder, which notice shall also specify the information upon which the Company bases such determination; PROVIDED, HOWEVER, that the Company shall give such notice only once in each fiscal year to any Warrantholder whose percentage of beneficial ownership of the Company's equity securities has not changed since the date of the giving of the immediately preceding notice; and

           (f) this Warrant shall be binding upon CTG and/or any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                    ARTICLE 7
                                     NOTICE

     Any notice or other document required to be given or delivered to the Warrantholders shall be delivered at, or sent by certified or registered mail to, each such holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration and registration of transfer of the Warrants or at any more recent address of which any Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Warrant Shares shall be delivered at, or sent by certified or registered mail to, each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 3 Commerce Boulevard, Palm Coast, Florida 32164, or such other address within the United States of America as shall have been furnished by the Company to the Warrantholders and the holders of record of Warrant Shares. Any notice or other document sent by certified or registered mail, return receipt requested, shall be deemed to have been delivered and received when sent if the receipt is appropriately completed and returned. Notices or documents delivered in any other manner than as set forth above shall be deemed to have been delivered only when and if received.

                                    ARTICLE 8
                            LIMITATIONS OF LIABILITY;
                                NOT STOCKHOLDERS

      No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                    ARTICLE 9
                       LOSS, DESTRUCTION, ETC. OF WARRANTS

      Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this
Article 9 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

                                   ARTICLE 10
                                  LAW GOVERNING

      This Warrant shall be governed by, and construed and enforced in accordance with, the law of the State of Florida, without reference to its choice of law principles.

                                   ARTICLE 11
                             SUCCESSORS AND ASSIGNS

      The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of their respective successors and assigns.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President and attested by its Secretary or an Assistant Secretary, on August 27, 1998, effective as of the 31st day of July, 1998.


                               CARDIAC CONTROL SYSTEMS, INC.
Dated:  August 27, 1998

                                By: /s/ ALAN J. RABIN
                                        --------------------
                                        Alan J. Rabin
                                        President
Attest:


/s/ W. A. WALTON
-----------------
    Secretary

                               SUBSCRIPTION NOTICE


Cardiac Control Systems, Inc.

      The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, shares of the Common Stock covered by said Warrant and herewith (a) makes payment in full therefor of $___________ by certified or official bank check payable to the order of the Company; and (b) requests (1) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________, whose address is
________________________________ and (2) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


                                    ___________________________________
                                    Signature Guaranteed:

Dated:____________________


                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________ the rights represented by the foregoing Warrant of Cardiac Control Systems, Inc. and appoints ______________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.


                                    __________________________________
                                    Signature Guaranteed:

Dated:______________________